UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2007 (May 21, 2007)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2007, Spectra Energy Capital, LLC (“Spectra Energy Capital”), a wholly-owned subsidiary of the registrant, entered into a $1,500,000,000 Credit Agreement among Spectra Energy Capital, the banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent and Citibank, N.A., as Syndication Agent (the “Credit Agreement”), which provides for a revolving credit facility expiring on May 21, 2012.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the execution of the Credit Agreement, Spectra Energy Capital terminated (1) its existing $600,000,000 Amended and Restated Credit Agreement, dated June 29, 2006, among Spectra Energy Capital and the banks listed therein, and (2) its existing $350,000,000 Credit Agreement, dated as of November 28, 2006, among Spectra Energy Capital and the banks listed therein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1

$1,500,000,000 Credit Agreement, dated May 21, 2007, among Spectra Energy Capital, LLC, the banks listed therein, JPMorgan Chase Bank, N.A., as Administration Agent and Citibank, N.A., as Syndication Agent (filed as Exhibit 10.1 to Form 8-K of Spectra Energy Capital, LLC on May 22, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ William S. Garner, Jr.
William S. Garner, Jr. Group Executive, General Counsel and Secretary

Date: May 22, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1

$1,500,000,000 Credit Agreement, dated May 21, 2007, among Spectra Energy Capital, LLC, the banks listed therein, JPMorgan Chase Bank, N.A., as Administration Agent and Citibank, N.A., as Syndication Agent (filed as Exhibit 10.1 to Form 8-K of Spectra Energy Capital, LLC on May 22, 2007).